                                                                       EXHIBIT A

                          GLOBAL ELECTION SYSTEMS INC.




TO: THE BOARD OF DIRECTORS
    GLOBAL ELECTION SYSTEMS INC. (CANADA)
    GLOBAL ELECTION SYSTEMS INC. (USA)

CC: SHARON FLEMING       SHARON & ASSOCIATES
    CATHY HUME           HUME KIERAN INC.


RESIGNATION OF DAVID H. BROWN


DAVID H. BROWN CONFIRMS HIS RESIGNATION FROM THE ABOVE BOARDS GIVEN VERBALLY TO THE BOARDS IN CHICAGO ON JUNE 6, 2000. MR. BROWN STATES THAT HIS RESIGNATION RESULTS FROM THE BOARDS' UNILATERAL DECISION NOT TO ENTER INTO NEGOTIATIONS WITH BRELSH HOLDINGS INC. REGARDING A POSSIBLE MERGER. MR. BROWN BELIEVES THAT SUCH A MERGER WOULD BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND THAT THE BOARD IS OBLIGATED TO UNDERTAKE DUE DILIGENCE AND TO PRESENT THE RESULTS TO THE SHAREHOLDERS IN ORDER THAT THEY MAY MAKE AN INFORMED DECISION.